CONFIDENTIAL

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 29, 2016

EXPRESS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34742	26-2828128
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Express Drive Columbus, Ohio		43230
(Address of principal executive offices)		(Zip Code)

(614) 474-4001

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230-425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On March 29, 2016, the Board of Directors of Express, Inc. (the “Company”) resolved to amend the Stockholder Protection Rights Agreement, dated as of June 12, 2014, between the Company and Computershare Trust Company, N.A, as Rights Agent (“Computershare”), as amended on June 10, 2015 (the “Rights Agreement”), in order to terminate the Rights Agreement. Thereafter, on March 29, 2016, the Company and Computershare entered into Amendment No. 2 (the “Amendment”) to the Rights Agreement to accelerate the expiration of the Rights (as defined in the Rights Agreement) from 5:00 p.m., New York City time, on June 12, 2017 to 5:00 p.m., New York City time, on March 29, 2016. At the time of the termination of the Rights Agreement, all of the Rights distributed to holders of the Company’s common stock pursuant to the Rights Agreement will expire.

The foregoing is a summary of the terms of the Amendment. The summary does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 4.1 and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 is incorporated herein by reference.

Section 3 — Securities and Trading Markets

Item 3.03 Material Modifications to Rights of Security Holders.

The information set forth under Item 1.01 is incorporated herein by reference.

Section 8 — Other Events

Item 8.01 Other Events.

On March 29, 2016, the Company issued a press release announcing the Amendment. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Section 9 — Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Page 2 of 5 Pages

4.1	Amendment No. 2 to Stockholder Protection Rights Agreement, by and between the Company and Computershare Trust Company, N.A. dated as of March 29, 2016.

99.1	Press release, dated March 29, 2016, issued by the Company.

Page 3 of 5 Pages

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPRESS, INC.

By	/s/ Lacey J. Bundy

Name:	Lacey J. Bundy

Title:	Senior Vice President, General Counsel & Secretary

Date: March 29, 2016

Page 4 of 5 Pages

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amendment No. 2 to Stockholder Protection Rights Agreement, by and between the Company and Computershare Trust Company, N.A. dated as of March 29, 2016.

99.1	Press release, dated March 29, 2016, issued by the Company.

Page 5 of 5 Pages